UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2016

Integrity Capital Income Fund, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-55277	46-4285184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13540 Meadowgrass Drive, Suite 100 Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

(719) 955-4801
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 2, 2016 we sold 90,000 shares of our common stock at a price of $10.30 per share.  We received net proceeds of $927,000 in connection with the Company’s offering of its common stock (the “Offering”).  No commissions were paid on the sales.

The issuance of our common stock under the Offering was made in reliance upon certain exemptions from the registration requirements of the Securities Act including, without limitation, the exemptions under Section 4(a)(2) thereof, and Regulation D thereunder.  Our common stock was sold only to investors who were "accredited investors," as defined in Rule 501 promulgated under the Securities Act of 1933.  No general solicitation or advertising was used in connection with the sales of our common stock in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRITY CAPITAL INCOME FUND, INC.

Dated: February 4, 2016	/s/ Eric Davis
Eric Davis, President, Chief Investment Officer and Chief Compliance Officer